United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2005

Summa Industries

(Exact name of registrant as specified in its charter)

Delaware	1-7755	95-1240978
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification number)

21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (310) 792-7024

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Summary Sheet for Named Executive Officer Compensation

Effective November 1, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Summa Industries, a Delaware corporation (the “Corporation”), approved changes in compensation for certain named executive officers of the Corporation as set forth below:

		Annual		Option
		Salary	Bonus	Grant(1)

Trygve M. Thoresen	Vice President of Business Development, Secretary & General Counsel	$275,000	$50,000	20,000

Paul A. Walbrun	Vice President & Controller	$154,000	$15,000	10,000

Miriam C. Rivera	Vice President of Human Resources	$144,000	$10,000	10,000

(1)                                  Non-statutory stock options granted under existing option plans previously approved by the stockholders of the Corporation.  The option exercise price for each option is the market price on date of issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES,
a Delaware corporation

Date: November 1, 2005	By:	/s/ James R. Swartwout
James R. Swartwout
President